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EX-16
                            FORMER ACCOUNTANTS LETTER


                                                                      EXHIBIT 16

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Gentlemen:


We have read Item 4 of the Form 8-K dated March 13, 2001 of Thor Ventures Corp. and are in agreement with the statements contained in the first paragraphs therein. We have no basis to agree with other statements of the registrant contained therein.


                                           Yours very truly,

                                           /s/ Davidson and Company
                                           ---------------------------
                                               Davidson and Company

NEW ACCOUNTANTS LETTER


                                                                      EXHIBIT 16

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Gentlemen:


We have read Item 4 of the Form 8-K dated March 13, 2001 of Thor Ventures Corp. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree with other statements of the registrant contained therein.

                                           Yours very truly,

                                           /s/ Clancy and Co.
                                           ---------------------------
                                               Clancy and Co.

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